SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[ ] Definitive Information Statement

CATALYST RESOURCE GROUP, INC.

(Name of Registrant as Specified in Charter)

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

CATALYST RESOURCE GROUP, INC.

17011 Beach Blvd., Suite 1230

Huntington Beach, CA 92647, USA

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Catalyst Resource Group, Inc., a Florida corporation, to the holders of record at the close of business on the record date, May 23, 2011, of our corporation's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regard to a Business Cooperation Agreement dated May 5, 2011, attached hereto as Schedule A, between the Corporation and Rerun Recovery, Inc., a Nevada corporation, as follows:

(1)               Rerun Recovery, Inc., a Nevada corporation, by virtue of an exclusive agreement with a third party, currently owns proprietary pre-treatment and separation technologies for the mining industry, hereby referred to as the "Processing Technologies."

(2)               Rerun Recovery, Inc., by virtue of exclusive agreements with third parties, currently owns the rights to extract, exploit, process and sell minerals from a mine located approximately sixty (60) miles from Anchorage, Alaska, known as the Beluga Alaska mine ("eluga mine") and the rights to extract, exploit, process and sell minerals from a mine located near Granite, Grant County, Oregon ("Oregon mine"), collectively referred to as the "Minerals."

(3)               Rerun Recovery, Inc., expects to generate substantial economic benefits from the application of the Processing Technologies to process and sell the Minerals, based on a financial model furnished by the management of Rerun Recovery, Inc.

(4)               The Corporation and Rerun Recovery, Inc. have agreed to cooperate with each other to utilize the Processing Technologies to process and sell the Minerals to industrial and private users.

(5)               Rerun Recovery, Inc. will share with the Corporation seventy percent (70%) of net profits to be derived from the processing and selling of The Minerals by applying the Processing Technologies for the lifetime of the Alaska and Oregon mines.

(6)               The Corporation agrees to pay Rerun Recovery, Inc. a total of $400,000 in cash for the operations of the mines; $3,500,000 to build a processing facility in Nevada, and issue one hundred fifty million (150,000,000) shares of its non-assessable common stock from the authorized but unissued capital of the Corporation to Rerun Recovery, Inc. and/or its designee(s) in exchange for 70% of the net profits from the Alaska Mine and Oregon Mine using the referenced Processing Technologies.  The Corporation shall be responsible for all fees related to operations on the mines and the processing facility. If the Corporation fails to provide sufficient funding to start operations within a mutually agreeable duration of time, Rerun Recovery, Inc. is entitled to take back the claims of the Alaska mine and Oregon mine and will have no further obligations to the Corporation.

On May 20, 2011, Our Board of Directors unanimously approved the Business Cooperation Agreement between the Corporation and Rerun Recovery, Inc.

Subsequent to our Board of Directors' approval of the Business Cooperation Agreement, the holders of the majority of the outstanding shares of our Corporation gave us their written consent to ratify said Business Cooperation Agreement on May 23, 2011. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 607 of the Florida Statutes, our Corporation may close said Business Cooperation Agreement between the Corporation and Rerun Recovery, Inc.

The entire cost of furnishing this Information Statement will be borne by our Corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors have fixed the close of business on May 23, 2011 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 81,729,195 shares of our non-assessable common stock issued and outstanding on May 20, 2011, after taking into account 20,867,000 shares of the Corporation's non-assessable common stock that have been set aside for cancellation.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE TRANSACTION BETWEEN THE CORPORATION AND RERUN RECOVERY, INC. WITH RESPECT TO A BUSINESS COOPERATION AGREEMENT DATED MAY 5, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since December 31, 2010, being the end of our last audited financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management." To our knowledge, no director has advised us that he has opposed the Business Cooperation Agreement between the Corporation and Rerun Recovery, Inc., as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of May 23, 2011, we had a total of 81,729,195 shares of common stock ($0.001 par value per share) issued and outstanding, after taking into account 20,867,000 that have been set aside for cancellation.

The following table sets forth, as of May 23, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
PHI Group, Inc. and Subsidiaries 17011 Beach Blvd., Suite 1230 Huntington Beach, CA 92647	31,182,381	38.15%
Henry Fahman 17011 Beach Blvd., Suite 1230 Huntington Beach, CA 92647	2,000,000	2.4.47%

(1) Based on 81,729,195 shares of common stock issued and outstanding as of May 23, 2011, after taking into account 20,867,000 shares that have been set aside and ordered for cancellation. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Shareholder approval for the referenced Business Cooperation Agreement between the Corporation and Rerun Recovery, Inc. was obtained by written consent of twelve shareholders owning 52,864,381 shares of our non-assessable common stock, which represented 64.68 % on May 23, 2011. The closing of the referenced Business Cooperation Agreement will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock.

DISSENTERS RIGHTS

Under Section 607.1302 of Florida Statues, our closing of the Business Cooperation Agreement between the Corporation and Rerun Recovery, Inc. dated May 5, 2011 and the issuance of non-assessable shares of common stock of the Corporation to Rerun Recovery, Inc. and/or its designee(s) in connection with the referenced Agreement are not subject to dissenterÕs rights of appraisal.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Catalyst Resource Group, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

May 24, 2011

CATALYST RESOURCE GROUP, INC.

By: /s/ Henry D. Fahman

Henry D. Fahman,

Director and Interim President

SCHEDULE A

BUSINESS COOPERATION AGREEMENT

This Business Cooperation Agreement ("Agreement") is made as of the 5th day of May, 2011 ("The Effective Date"), by and between Catalyst Resource Group, Inc., a Florida corporation with principal business offices at 17011 Beach Blvd., Suite 1230, Huntington Beach, CA 92647, (hereinafter known as "CATA") and Rerun Recovery, Inc., a Nevada corporation with principal business offices at 12262 Woodruff Avenue, Downey, CA 90242, (hereinafter known as "RERUN").

RECITALS

WHEREAS, RERUN, by virtue of exclusive agreements with third parties, currently owns a proprietary pre-treatment technology and a separation technology for the mining industry, hereby referred to as the "Processing Technologies," a copy of which agreements are attached herewith as an integral part of this Business Cooperation Agreement;

WHEREAS, RERUN, by virtue of exclusive agreements with third parties, currently owns the rights to extract, exploit, process and sell minerals from a mine located approximately sixty (60) miles from Anchorage, Alaska, known as the Beluga Alaska mine ("Beluga mine") and the rights to extract, exploit, process and sell minerals from a mine located near Granite, Grant County, Oregon ("Oregon mine"), collectively referred to as "The Minerals", both copies of which agreements are attached herewith as an integral part of this Business Cooperation Agreement;

WHEREAS, RERUN, expects to generate substantial economic benefits from the application of the Processing Technologies to process and sell The Minerals, based on the financial model developed by RERUN, a copy of which is attached herewith as an integral part of this Business Cooperation Agreement;

WHEREAS, CATA, a publicly traded company in the United States, is currently engaged in mining activities;

WHEREAS, CATA and RERUN desire to cooperate with each other, based on respect, trust, integrity, and mutual benefits, to utilize the Processing Technologies to process and sell The Minerals to industrial and private users.

CATA and RERUN hereby agree as follows:

1.  Scope of cooperation

CATA and RERUN hereby agree to cooperate with each other to utilize the Processing Technologies to process and sell The Minerals to industrial and private users.

2.  Relationship

The relationship established between CATA and RERUN by this Agreement is exclusive only on the properties mentioned above. However, except as expressly provided in this Agreement, CATA and RERUN shall have the right to independently engage in other business activities with other entities as they see fit.

            3.  Roles, Responsibilities and Benefits

3.a.      RERUN agrees to share with CATA seventy percent (70%) of net profits to be derived from the processing and selling of The Minerals by applying the Processing Technologies for the lifetime of the Alaska and Oregon mines.

3.b.      CATA agrees to pay RERUN a total of $400,000 in cash for the operations of the mines and $3,500,000 to build a processing facility in Nevada, and issue one hundred fifty million (150,000,000) shares of its non-assessable common stock (ÒCATA stockÓ) to RERUN and/or its designee(s) in exchange for 70% net profits from the Alaska Mine and Oregon Mine using the referenced Processing Technologies.  CATA shall be responsible for all fees related to operations on the mines and processing facility. If CATA fails to provide sufficient funding to start operations, RERUN shall take back the claims of the Alaska mine and Oregon mine and will have no further obligations to CATA.

The CATAÕs shares have not been registered under the US Securities Act of 1933,

as amended (the ÒSecurities ActÓ), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the CATAÕs shares will have a legend thereon in substantially the following form:

THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ÒACTÓ). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.

4. Terms and Closing

This Agreement shall be effective upon signing and shall close on or before

June 30, 2011, unless amended or terminated only in writing by the Parties.

5.   Governing Law

This Business Cooperation Agreement shall be governed and construed in accordance with the laws of the State of California.

6.  Covenant of Good Faith

The parties agree that their relationship is based upon good faith and fair dealing and that good faith is of the essence of this Agreement. All information provided by either party to the other will be accurate and complete to the best knowledge and belief of the disclosing party, and each party will act in good faith in fact in all dealings with the other party and its affiliates and contacts.

7.  Notices

All notices, requests, or other communications pursuant to this Business

Cooperation Agreement shall be in writing or by facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by facsimile transmission; or (ii) one business day after sending by priority overnight delivery services; or (iii) 10 business days after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

If to CATA:

            CATA Group, Inc.

            Attn: Henry D. Fahman, Chairman & CEO

17011 Beach Blvd., Suite 1230

            Huntington Beach, CA 92647

            Telephone: (714) 843-5455

            Facsimile: (714) 843-5452

            E-mail: henry@CATAglobal.com

If to RERUN:

            Rerun Recovery, Inc.

            Attention: Johnny Park, President

            12262 Woodruff Avenue

Downey, CA 90242

Telephone: (562) 803-6414

Facsimile: (562) 803-6414

            E-mail: johnnieparc@gmail.com

or at such other address as the party affected may designate in a written notice to such other party in compliance with this paragraph.

8.    Counterparts

This Agreement may be executed simultaneously in two or more counterparts,

each of which shall be deemed an original, but of which together shall constitute one and the same instrument.  A faxed or emailed signature shall be acceptable as an original legal signature.

9.  Indemnification

Each party shall hold the other party harmless from and against, and shall indemnify the other party for, any liability, loss and costs, and expenses or damages however caused by reason of any injury (whether to body, property, personal or business character, or reputation) sustained by any person or to any person or property by reason of any act of neglect, default or omission of it or any of its agents, employees, or other representatives arising out of or in relation to this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence.  All remedies provided by law or in equity shall be cumulative and not in the alternative.

10.   No Violation

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charters or by-laws of CATA and RERUN or any commitments and obligations on the part of CATA and RERUN or violate, or be in conflict with, or constitute a default under, any agreement or commitment to which CATA and RERUN are a party to, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

11. Consents

No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state, province or local.

12.  Assignment

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, except by operation of law.

13.  Authority to Execute This Business Cooperation Agreement

The Parties to this Business Cooperation Agreement declare that they have full authority to execute this document and accordingly to be fully bound by the terms and conditions herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Business Cooperation Agreement to be executed by their authorized representative as of the date first set forth above.

FOR AND ON BEHALF OF                            FOR AND ON BEHALF OF

          RERUN RECOVERY, INC.                         CATALYST RESOURCE GROUP, INC.

          /s/ Johnny Park                                         /s/ Henry D. Fahman

              Johnny Park                                                                   Henry D. Fahman

               President                                               Chairman & Interim President